EXHIBIT 23.1

              CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

We hereby consent to the use of our legal opinion dated December 28, 2001, in this registration statement on Form S-8 for Patriot
Motorcycle Corporation.


_/s/_______________________________
Feldhake, August & Roquemore LLP
Irvine, California
December 28, 2001